Exhiibit 99.1

VPR Brands Secures Settlement Agreement with POP Vapor, Reinforcing Commitment to Intellectual Property Protection

FORT LAUDERDALE, FL, Feb. 27, 2025 (GLOBE NEWSWIRE) – VPR BRANDS, LP (OTC:VPRB) – VPR Brands, LP (“VPR Brands” or the “Company”) is pleased to announce a significant legal resolution in its ongoing efforts to protect its patented Auto Draw Technology. The Company has successfully reached a Settlement Agreement and Release with POP Vapor, further strengthening VPR’s position as the leading innovator in vaping technology and intellectual property enforcement.

 This settlement follows a lawsuit filed by VPR Brands in the United States District Court for the Northern District of Georgia against POP Vapor for alleged infringement of US Patent 8,205,622 B2 (the “’622 Patent”). The Settlement Agreement represents another critical step in VPR Brands’ commitment to ensuring fair competition and reinforcing the protection of its proprietary technology.

 Details of the Settlement Agreement

 Under the terms of the Settlement Agreement:

•	Settlement Payment: POP Vapor will pay VPR Brands $30,000 within 14 days of the effective date of the Settlement Agreement.
•	Non-Exclusive License: POP Vapor has been granted a non-exclusive, non-assignable, perpetual license to practice the invention in the ‘622 Patent and its related patents. This allows POP Vapor to continue manufacturing and distributing its auto-draw vaping products under the POP HIT brand.
•	Royalty Agreement: POP Vapor will pay VPR Brands a royalty of $0.05 per unit of POP HIT devices sold from April 1, 2024, until the expiration of the ‘622 Patent in July 2030.

VPR Brands’ Commitment to Intellectual Property Protection

VPR Brands has a well-established track record of successful patent enforcement, ensuring that its technological innovations remain protected from unauthorized use. Led by its legal team at SRIPLAW, P.A., VPR Brands will continue to take action against any unauthorized use of its proprietary technologies.

This settlement with POP Vapor is a testament to VPR Brands’ unwavering efforts to maintain industry integrity and secure fair compensation for the use of its intellectual property. The agreement also highlights the Company’s ability to strike a balance between enforcement and fostering industry relationships that drive innovation and growth.

Strategic Vision and Future Outlook

 As part of its long-term strategy, VPR Brands remains focused on expanding its patent portfolio, protecting its technological advancements, and exploring additional licensing opportunities. With a strong presence in the rapidly evolving nicotine and cannabis vaping sectors, VPR Brands believes it is well-positioned to lead the industry in innovation and legal enforcement.

By combining strong intellectual property protection with strategic partnerships, VPR Brands is shaping the future of vaping technology and reinforcing its position as the industry's leading force.

About VPR Brands, LP:

VPR Brands is a technology company and an IP holding company engaged in various monetization strategies of its U.S. and international patents covering electronic cigarette, vaporizer technologies, and related accessories. The Company designs, develops, markets, and distributes products oriented towards the cannabis markets, including the ELF and HONEYSTICK brand of vaporizers and DISSIM Lighters. VPR Brands is actively enforcing its patents and exploring and monetizing licensing opportunities.

 For more information about VPR Brands and its ongoing initiatives, please visit www.vprbrands.com.

 Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," “intend,” "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in VPR Brands’ filings with the Securities and Exchange Commission, as they same may be updated from time to time. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond VPR Brands’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects VPR Brands’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. VPR Brands assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Company Contact:

Kevin Frija, Chief Executive Officer
ir@vprbrands.com